                                                                     Exhibit 4.3

                        CONSENT OF INDEPENDENT AUDITORS

Tele Centro Oeste Celular Participacoes S.A.
SCN Q.02 Bloco C, 226 - 6 andar
Brasilia- DF

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Annual Report on Form 20-F of our report dated
January 31, 2002, relating to the consolidated financial statements of Tele
Centro Oeste Celular Participacoes S.A., prepared in conformity with accounting principles generally accepted in Brazil for the year ended December 31, 2001, which appears in such Annual Report.

                 Ernst & Young Auditores Independentes S.C.

                             /s/ Luiz Carlos Nannini
                                     Partner

Brasilia, Brazil

June 24, 2002